                                                                   Exhibit 10.11

                                 THIRD AMENDMENT
                                       TO
                              EMPLOYMENT AGREEMENT

         This Third Amendment to Employment Agreement is made and entered into effective as of January 1, 2003, by and between WATSCO, INC., a Florida corporation (hereinafter called the "Company"), and ALBERT H. NAHMAD (hereinafter called the "Employee").

                                    RECITALS

         WHEREAS, the Company and the Employee entered into an Employment Agreement effective as of January 31, 1996 (the "Employment Agreement") pursuant to which the Employee renders certain services to the Company; and

         WHEREAS, the Compensation Committee of the Company's Board of Directors amended the Employment Agreement effective as of January 1, 2001 and January 1, 2002; and

         WHEREAS, the Compensation Committee of the Company's Board of Directors has determined to increase the Employee's Base Salary from $750,000 to $850,000, effective as of January 1, 2003, and has set the targets for the performance based compensation payable by the Company to the Employee for the year 2003; and

         WHEREAS, the Company and the Employee now desire to amend Employment Agreement and Exhibit A-1 to the Employment Agreement to reflect the increase in Base Salary and specify the performance based compensation amount payable by the Company to the Employee for the calendar year 2003.

         NOW, THEREFORE, in consideration of the mutual promises and covenants set forth in this Third Amendment, and other good and valuable consideration, the parties to this Third Amendment agree as follows:

         1. All capitalized terms in this Third Amendment shall have the same meaning as in the Employment Agreement, unless otherwise specified.

         2. The first sentence of Section 4 of the Employment Agreement is hereby amended to read as follows:

               "Effective as of January 1, 2003, the Company agrees to pay to Employee and Employee agrees to accept from the Company a salary at the annual rate of not less than Eight Hundred Fifty Thousand ($850,000) Dollars, payable in bi-weekly or monthly installments."

         3. The Employment Agreement is hereby amended by replacing "Exhibit A-1 -- 2002 Performance Goals and Performance Based Compensation" with the attached "Exhibit A-1 -- 2003 Performance Goals and Performance Based Compensation" thereto.

         4. All other terms and conditions of the Employment Agreement shall remain the same.

         IN WITNESS WHEREOF, the parties have caused this Third Amendment to be duly executed effective as of the day and year first above written.

                                       COMPANY:

                                       WATSCO, INC.


                                       By: /s/Barry S. Logan
                                           -----------------
                                           Barry S. Logan, Vice President

                                       EMPLOYEE:


                                       /s/ Albert H. Nahmad
                                       --------------------
                                       ALBERT H. NAHMAD

                                   EXHIBIT A-1

            2003 Performance Goals and Performance Based Compensation

V.       Formula

                                                                                          Performance
                                                                                             Based
                                                                                     Compensation Formula
                                                                                     --------------------
A.       Earnings Per Share

         For each $.01 increase............................................                $  65,250

B.       Increase in Common Stock Price
         (i) If the closing  price of a share of Common  Stock on 12/31/03  does
         not exceed $16.38.................................................                $       0
         (ii) If the  closing  price of a share  of  Common  Stock  on  12/31/03 exceeds  $16.38  but does not equal or exceed  $19.25,  for each  $0.01 increase in per share price of a share of Common Stock above $16.38
                                                                                           $   1,200
         (iii) If the closing price of a share of Common Stock on 12/31/03 equals or exceeds $19.25, for each $0.01 increase in per share price
         of a share of Common Stock above $16.38...........................                $   1,800

VI.      Method of Payment

         A. Cash. The Performance Based Compensation determined for 2003 under the formula set forth in Section I above shall be paid in cash if and to the extent such Compensation does not exceed $1,500,000.

         B. Restricted Stock. If the Performance Based Compensation determined for 2003 under the formula set forth in Section I above exceeds $1,500,000 (such excess amount being referred to as the "Additional Amount"), the Executive shall be granted a number of shares of restricted Class B Common Stock of the Company (the "Shares") equal to the amount determined by dividing (i) two times the Additional Amount, by (ii) the closing price for the Class B Common Stock of the Company on the American Stock Exchange as of the close of trading on December 31, 2003. The value of any fractional shares shall be paid in cash. The restrictions on the Shares shall lapse on the first to occur of
               (i) October 15, 2015 (ii) termination of the Executive's employment with the Company by reason of Executive's disability or death, (iii) the Executive's termination of employment with the Company for Good Reason; (iv) the Company's termination of Executive's employment without Cause, or (v) the occurrence of a Change in Control of the Company ("Good Reason", "Cause", and "Change in Control" to be defined in a manner consistent with the most recent grant of Restricted Stock by the Company to the Executive).

VII.     2001 Incentive Compensation Plan

                  The performance based award and method of payment specified above (the "Award") were made by the Compensation Committee in accordance with Section 8 of the Company's 2001 Incentive Compensation Plan (the "Incentive Plan") and are subject to the limitations contained in Section 5 of the Incentive Plan. The Award is intended to qualify as "performance based compensation" under Section 162(m) of the Internal Revenue Code.

Dated:   Effective as of January 1, 2003           /s/Paul Manley
                                                   --------------------------
                                                   Paul Manley, Chairman
                                                   Compensation Committee

                                                   Acknowledged and Accepted:


                                                   /s/ Albert H. Nahmad
                                                   --------------------------
                                                   Albert H. Nahmad

                                      -4-